Exhibit 5.1

John Sellers

(650) 843-5070

jsellers@cooley.com

April 2, 2018

Enphase Energy, Inc.

1420 N. McDowell Blvd.

Petaluma, CA 94954

Ladies and Gentlemen:

We have acted as counsel to Enphase Energy, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 4,566,120 shares of the Company’s Common Stock, par value $0.0001 per share, consisting of (i) 3,866,120 shares (the “EIP Shares”) pursuant to the Company’s 2011 Equity Incentive Plan (the “2011 EIP”), and (ii) 700,000 shares (the “ESPP Shares”) pursuant to the Company’s 2011 Employee Stock Purchase Plan (the “2011 ESPP,” and together with the 2011 EIP, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the Plans, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the EIP Shares and the ESPP Shares, when sold and issued in accordance with the 2011 EIP and the 2011 ESPP, respectively, and the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

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3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Enphase Energy, Inc.

April 2, 2018

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ John Sellers
John Sellers

171583311 v3

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM